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                                                            EXECUTION COPY

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of December 2, 1996, is among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation, as the Borrower, THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada, as a Guarantor, THE LENDERS NAMED HEREIN, as the initial Lenders, GOLDMAN, SACHS & CO., as the Documentation Agent, and BANK OF MONTREAL, as the L/C Issuer and the Swing Line Lender and as the Agent for the Lenders.

     The parties hereto are parties to a Credit Agreement dated as of May 15, 1996 (the "CREDIT AGREEMENT"), and now wish to amend the Credit Agreement as set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

                                   ARTICLE II
                         AMENDMENTS TO CREDIT AGREEMENT

     Section 2.1 AMENDMENTS TO CERTAIN DEFINITIONS. The definitions of "Applicable Commitment Fee Rate", "Applicable Letter of Credit Fee Rate" and "Applicable Margin" in Section 1.1 of the Credit Agreement are amended and restated in their entireties to read as follows:

          "APPLICABLE COMMITMENT FEE RATE" means a per annum rate determined from time to time by reference to (A) during the period from January 1, 1997 through and including September 30, 1997, SCHEDULE 2 or SCHEDULE 2A hereto, whichever rate is higher, and (B) at all other times, SCHEDULE 2 hereto. Any change in the Applicable Commitment Fee Rate resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change. Any change in the Applicable Commitment Fee Rate resulting from a change in the ratio of Consolidated Indebtedness to Adjusted EBITDA will take effect as provided in SECTION 2.31.

          "APPLICABLE LETTER OF CREDIT FEE RATE" means a per annum rate determined from time to time by reference to (A) during the period from January 1, 1997 through and including September 30, 1997, SCHEDULE 2 or

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                                                                          Page 2


     SCHEDULE 2A attached hereto, whichever rate is higher, and (B) at all other times, SCHEDULE 2 hereto. Any change in the Applicable Letter of Credit Fee Rate resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change. Any change in the Applicable Letter of Credit Fee Rate resulting from a change in the ratio of Consolidated Indebtedness to Adjusted EBITDA will take effect as provided in SECTION 2.31.

          "APPLICABLE MARGIN" means a per annum rate determined from time to time by reference to (A) during the period from January 1, 1997 through and including September 30, 1997, SCHEDULE 2 or SCHEDULE 2A attached hereto, whichever rate is higher, and (B) at all other times, SCHEDULE 2. Any change in the Applicable Margin resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change. Any change in the Applicable Margin resulting from a change in the ratio of Consolidated Indebtedness to Adjusted EBITDA will take effect as provided in SECTION 2.31.

     Section 2.2 AMENDMENTS TO ARTICLE II. Article II of the Credit Agreement is amended to add the following new Sections 2.29, 2.30, and 2.31 at the end thereof:

          "2.29 AMENDMENT FEE. On the Amendment Effective Date (as defined in the First Amendment hereto, dated as of December 2, 1996) the Borrower agrees to pay an amendment fee to each Lender which executes and delivers (including by facsimile transmission) such First Amendment to the Agent prior to 5:00 p.m. New York time on November 26, 1996 (or such later date as the Borrower and the Agent may agree). The amendment fee payable to each such Lender shall be equal to 0.15% of such Lender's Commitment on the Amendment Effective Date."

          "2.30 QUARTERLY EXCESS LEVERAGE FEE. The "CERTIFICATE REQUIREMENT DATE" applicable to any of the first three calendar quarters of 1997 shall be (1) in the case of the first calendar quarter of 1997, the 120th day after the last day of the immediately preceding calendar quarter, and (2) in the case of each of the second and third calendar quarters of 1997, the 60th day after the last day of the immediately preceding calendar quarter. On the Certificate Requirement Date which is applicable to each of the first three calendar quarters of 1997, the Borrower shall pay to the Agent for the account of the Lenders, pro-rata according to their respective Commitments on such Certificate Requirement Date, a quarterly excess leverage fee (the "QUARTERLY EXCESS LEVERAGE FEE"). The Quarterly Excess Leverage Fee payable on any Certificate Requirement Date shall be the amount specified in SCHEDULE 2A for Level A, Level B, Level C or Level D (as applicable pursuant to SCHEDULE 2A) which is shown in the Chief Financial Officer's certificate delivered pursuant to SECTION 2.31(a) in respect of the calendar quarter to which such Certificate Requirement Date applies (or, if no such certificate is delivered, the amount specified for Level D). The Agent shall promptly distribute such Quarterly Excess Leverage Fee to the Lenders ratably according to their respective Commitments on such Certificate Requirement

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                                                                          Page 3


     Date. The Borrower's obligations under this SECTION 2.30 shall survive any termination of this Agreement. Payment of such Quarterly Excess Leverage Fee shall not relieve the Borrower or TLGI from any Default under
     SECTION 7.23."

          "2.31  RECONCILIATION OF INTEREST AND FEES.

          "(a) During each of the first, second and third calendar quarters of 1997, the Borrower will provisionally accrue commitment fees, letter of credit fees under SECTION 2.21.5(a) and interest hereunder (and will pay such accrued commitment fees, letter of credit fees and interest) based on the Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate and Applicable Margin, respectively, which are specified on SCHEDULE 2A for Level B described therein, in the case of the first and second calendar quarter of 1997, and Level A described therein, in the case of the third calendar quarter of 1997.

          (b) No later than the Certificate Requirement Date which is applicable to each of the first, second and third calendar quarters of 1997, the Borrower will deliver to the Agent (i) a calculation, certified as true and correct by the Chief Financial Officer, of the ratio of Consolidated Indebtedness for the period of four consecutive fiscal quarters of TLGI which ended on the last day of the most recently ended fiscal quarter of TLGI to Adjusted EBITDA for such period of four consecutive fiscal quarters, and (ii) a certificate of the Chief Financial Officer as to which of Level A, Level B, Level C or Level D (as set forth in SCHEDULE 2A) is applicable for the purpose of computing the Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate and the Applicable Margin for the calendar quarter to which such Certificate Requirement Date is applicable. If the Borrower fails to timely deliver either such certified calculation or such certificate, Level D shall apply for such fiscal quarter.

          (c) Within 5 Business Days after the later of (A) the end of each of the first, second and third calendar quarters of 1997, and (B) the receipt by the Agent of the calculation and Chief Financial Officer's certificate required by PARAGRAPH (b) for such calendar quarter (or if such calculation or certificate are not timely delivered, the Certificate Requirement Date applicable to such calendar quarter), the Agent will calculate the difference between (i) the amount of commitment fees, letter of credit fees under SECTION 2.21.5(a) and interest which would have accrued hereunder during such quarter if the Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate and Applicable Margin had been based on the Level under SCHEDULE 2A set forth in such Chief Financial Officer's Certificate (or otherwise deemed to apply) and (ii) the amount of such commitment fees, letter of credit fees and interest which provisionally accrued during such quarter pursuant to PARAGRAPH (a). If any amount of such commitment fees, letter of credit fees or interest calculated pursuant to CLAUSE (i) is greater than the corresponding amount calculated pursuant to CLAUSE (ii), the Borrower will pay such excess to the Agent on demand, for the ratable account of the Lenders according to the daily amounts during such quarter of their

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                                                                          Page 4


     respective unused Commitments (in the case of commitment fees), or their respective Revolving Loans, Swing Line Loans or participation in Reimbursement Obligations (in the case of interest) or their respective participation in Letters of Credit (in the case of letter of credit fees payable under SECTION 2.21.5(a)). If any amount of commitment fees, letter of credit fees or interest calculated pursuant to CLAUSE (i) is less than the corresponding amount calculated pursuant to CLAUSE (ii), the Agent will notify the Borrower thereof and the Borrower may reduce succeeding payments of commitment fees, letter of credit fees under SECTION 2.21.5(a) or corresponding types of interest, as the case may be, by amounts equal to the absolute value of the deficiency in such commitment fees, letter of credit fees or interest. Any such reductions shall be allocated ratably to the Lenders as set forth in the previous sentence.

          (d) Notwithstanding anything above in this SECTION 2.31, during such times as the Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate and Applicable Margin shall be determined in accordance with
     SCHEDULE 2, as provided in the definitions of such terms, commitment fees, letter of credit fees and interest shall accrue and be payable in accordance with SCHEDULE 2 and the provisions of this Agreement other than this SECTION 2.31, but the Borrower will remain obligated to make the payments (and may make the reductions) required by PARAGRAPH (c) above with respect to all periods when the Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate and Applicable Margin are determined pursuant to
     SCHEDULE 2A.

          (e) The Borrower's obligations under this SECTION 2.31 shall survive termination of this Agreement, but neither the Agent nor any Lender will be required to make any refund to the Borrower if this Agreement terminates before the Borrower has fully recaptured any excess interest or letter of credit fees through reductions of interest or letter of credit fees as provided in PARAGRAPH (c)."

     Section 2.3 AMENDMENT TO SECTION 7.11. Clause (g) and the final paragraph of Section 7.11 of the Credit Agreement are amended to read in full as follows:

          "(g) subject to the final paragraph of this SECTION 7.11, additional Indebtedness issued or incurred by TLGI or the Borrower, provided that after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness would not exceed (1) 62% of Consolidated Capitalization at any time through and including June 30, 1997, and (2) 60% of Consolidated Capitalization at any time after June 30, 1997.

     Notwithstanding the foregoing, but subject to the last two sentences of this paragraph, any Indebtedness otherwise permitted under any of the foregoing SECTIONS 7.11(e), (f) and (g) shall not be permitted unless at the time of the incurrence of such Indebtedness, and after giving PRO FORMA effect thereto, the Borrower and TLGI will be in compliance with Section 4.07 of the Indenture dated as of March 20, 1996, among

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                                                                          Page 5


the Borrower, TLGI and Fleet National Bank of Connecticut, as Trustee, relating to the Borrower's $500,000,000 Senior Guaranteed Notes, as such Indenture may be amended, modified, supplemented or waived from time to time. (The acquisition by TLGI or any of its Subsidiaries of a new Subsidiary which is obligated in respect of any Indebtedness shall be deemed for purposes of this Section to be the incurrence of such Indebtedness by such new Subsidiary on the date it becomes a Subsidiary of TLGI.) During any period of time that (i) the ratings assigned to the senior unsecured and unenhanced (other than, if applicable, pursuant to the Collateral Trust Agreement) long-term Indebtedness of TLGI by each of Standard & Poor's and Moody's (collectively, the "RATING AGENCIES") are no less than BBB- and Baa3, respectively (the "INVESTMENT GRADE RATINGS"), and
(ii) no Default or Unmatured Default has occurred and is continuing, the restriction contained in the first sentence of this paragraph shall not be applicable. If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the restriction contained in the first sentence of this paragraph shall be applicable on a prospective basis until both of the Rating Agencies thereafter assign Investment Grade Ratings to the senior unsecured and unenhanced (other than, if applicable, pursuant to the Collateral Trust Agreement) long-term Indebtedness of TLGI."

     The foregoing amendment to Section 7.11 of the Credit Agreement shall be retroactive to the date of the Credit Agreement, and any Default or Unmatured Default under such Section 7.11 which would not have occurred if such amendment had been in effect on such date is hereby waived.

     Section 2.4 AMENDMENT TO SECTION 7.21. Section 7.21 of the Credit Agreement is amended to read in full as follows:

          "7.21 MAXIMUM CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED CAPITALIZATION. TLGI will not permit the ratio of Consolidated Indebtedness to Consolidated Capitalization (x) at any time through and including June 30, 1997 to exceed 0.62 to 1.00 and (y) at any time after June 30, 1997 to exceed 0.60 to 1.00."

     Section 2.5 AMENDMENT TO SECTION 7.23. Section 7.23 of the Credit Agreement is amended to read in full as follows:

          "7.23 MAXIMUM CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA. TLGI will not permit the ratio of Consolidated Indebtedness for the most recently ended period of four consecutive fiscal quarters of TLGI to Adjusted EBITDA for such period of four consecutive fiscal quarters (x) to be greater than 6.00 to 1.00 at any time through and including June 30, 1997 or (y) to be greater than 5.00 to 1.00 at any time after June 30, 1997."

     Section 2.6 AMENDMENT TO SCHEDULE 2. Schedule 2 of the Credit Agreement is amended to add the following Note (3) thereto after Note (2):

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                                                                          Page 6


          "(3) References to the TLGI's long term senior unsecured and unenhanced debt shall mean such long term senior debt of TLGI which is unsecured and unenhanced other than, if applicable, pursuant to the Collateral Trust Agreement."

     Section 2.7 ADDITION OF SCHEDULE 2A. SCHEDULE 2A of this Amendment is added to the Credit Agreement as Schedule 2A thereto.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby certifies that the following statements, after giving effect to the amendments and waivers contemplated herein, are true and correct as of the date hereof: (a) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects; and (b) no Unmatured Default or Default has occurred and is continuing,

                                   ARTICLE IV
                                  EFFECTIVENESS

     Section 4.1 EFFECTIVENESS. The amendments set forth in ARTICLE II above shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") that the Agent notifies the Borrower, TLGI and the Lenders that the Agent has received each of the following documents, each in form and substance satisfactory to the
Agent:

          (a) Counterparts of this Amendment executed by the Borrower, TLGI, the Required Lenders and the Agent.

          (b) copies, certified by the Secretary, Assistant Secretary or other appropriate officer or director of each of TLGI and the Borrower of its board of directors' resolutions authorizing the execution and performance of this Amendment; and

          (c) supplementary incumbency certificates, if applicable, executed by the Secretary or Assistant Secretary or other appropriate officer or director of each of TLGI and the Borrower, which shall identify by name and title and bear the signature of any officer of TLGI or the Borrower who was not shown on the incumbency certificates which were delivered in connection with the closing of the Credit Agreement and who executes this Amendment, upon which certificate the Agent, the Lenders and the L/C Issuer shall be entitled to rely until informed of any change in writing by TLGI or the Borrower, as applicable.


                                    ARTICLE V
                               GENERAL PROVISIONS

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                                                                          Page 7


     Section 5.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement or any other Loan Document to the "Credit Agreement" shall refer to the Credit Agreement as amended hereby. This Amendment shall for all purposes be deemed to be a Loan Document under the Credit Agreement.

     Section 5.2 COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Amendment shall become effective on the Amendment Effective Date.

     Section 5.3 EXPENSES. Without limiting its obligations under Section 10.7 of the Credit Agreement, the Borrower agrees to pay the reasonable costs and expenses of the Agent (including, without limitation, reasonable fees and disbursements of counsel to the Agent) in connection with the preparation, execution and delivery of this Amendment.

     Section 5.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the parties to the Credit Agreement and their respective successors and assigns.

     Section 5.5 HEADINGS. Section headings in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

     Section 5.6 SEVERABILITY OF PROVISIONS. Any provision in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

     Section 5.7 CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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                                                                          Page 8


     IN WITNESS WHEREOF, the Borrower, TLGI, the Lenders, the L/C Issuer and the Agent have executed this Agreement as of the date first above written.


                                   LOEWEN GROUP INTERNATIONAL, INC.



                                                                            By:
                                   Print Name:  Dwight K. Hawes
                                   Title:  Vice President, Finance


                                   THE LOEWEN GROUP INC.



                                                                            By:
                                   Print Name:  Dwight K. Hawes
                                   Title:  Vice President, Finance


                                   BANK OF MONTREAL, as Agent, L/C Issuer,
                                   Lender and Swing Line Lender



                                                                            By:
                                                                    Print Name:
                                                                         Title:

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                                                                          Page 9


                                   LENDERS

                                   ALLIED IRISH BANKS, p.l.c.
                                   CAYMAN ISLANDS BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   BANK BRUSSELS LAMBERT,
                                   NEW YORK BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   BANK OF IRELAND - GRAND CAYMAN BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title:

                                   THE BANK OF NEW YORK


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   THE BANK OF TOKYO - MITSUBISHI, LTD.


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   BANK POLSKA KASA OPIEKI, S.A.,
                                   NEW YORK BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   BAYERISCHE VEREINSBANK AG


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   CAISSE NATIONALE DE CREDIT AGRICOLE


                                                                            By:
                                                                    Print Name:
                                                                         Title:

                                   THE CHUO TRUST & BANKING CO., LTD,
                                   NEW YORK AGENCY


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   CIBC INC.


                                                                            By:
                                   Print Name: ____________________________
Title:____________________________

                                   COMERICA BANK


                                                                            By:
                                                                    Print Name:
                                                                         Title:

                                   COOPERATIEVE CENTRALE
                                   RAIFFEISEN-BOERENLEENBANK
                                   B.A. "RABOBANK NEDERLAND",
                                   NEW YORK BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                   CORESTATES BANK, N.A.


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   THE DAI-ICHI KANGYO BANK, LTD.

                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   DEUTSCHE BANK AG, NEW YORK BRANCH

                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   THE FUJI BANK, LIMITED


                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                   GIROCREDIT BANK A.G. DER SPARKASSEN


                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                   HIBERNIA NATIONAL BANK


                                                                            By:
                                                                    Print Name:
                                                                         Title:

                                   KREDIETBANK N.V.
                                   GRAND CAYMAN BRANCH

                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                   MELLON BANK, N.A.


                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                   MERRILL LYNCH SENIOR FLOATING
                                   RATE FUND, INC.


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   THE MITSUBISHI TRUST AND BANKING
                                   CORPORATION, CHICAGO BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   PEARL STREET L.P.


                                                                            By:
                                                                    Print Name:
                                                                         Title:

                                   PT BANK NEGARA INDONESIA (PERSERO)


                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                   ROYAL BANK OF CANADA


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   THE SAKURA BANK, LIMITED
                                   NEW YORK BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title:


                                   THE SANWA BANK, LIMITED,
                                   ATLANTA AGENCY


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   UNION BANK OF SWITZERLAND,
                                   NEW YORK BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title:

                                   U.S. BANK OF WASHINGTON, N.A.


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   WACHOVIA BANK OF GEORGIA, N.A.


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   WELLS FARGO BANK, N.A.


                                                                            By:
                                                                    Print Name:
                                                                         Title:



                                   THE YASUDA TRUST AND BANKING
                                   COMPANY LIMITED
                                   NEW YORK BRANCH


                                                                            By:
                                                                    Print Name:
                                                                         Title: